UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2026

DPC Holdings PLC

(Exact name of Registrant as Specified in Its Charter)

Jersey	001-43367	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2nd Floor, Donington Court, Pegasus Business Park,
Herald Way, Derby, United Kingdom	DE742UZ
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: +44(0)115 663 0139

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	DPC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 3, 2026, DPC Holdings PLC (“the Company”) and certain of its subsidiaries, Doncasters Limited and Doncasters Inc., (together, the “Borrowers”), entered into a credit agreement with certain financial institutions, as lenders, and Barclays Bank PLC., as administrative agent (the “Credit Agreement”).

The Credit Agreement provides for a $325 million senior unsecured revolving credit facility with multi-currency borrowing capability, including borrowings in U.S. Dollars, Euro and Sterling. The Credit Agreement also provides for an uncommitted accordion facility of up to $150 million. The Credit Agreement matures on the earlier of September 3, 2029, unless otherwise extended in accordance with the terms of the Credit Agreement, or the termination of all commitments.

Borrowings under the Credit Agreement bear interest, at the Borrowers’ election, at: (1) a Term Benchmark or RFR rate applicable to the relevant currency (including Term SOFR for U.S. Dollar borrowings, EURIBOR or €STR for Euro borrowings, and SONIA for Sterling borrowings), plus an applicable rate; or (2) the Alternate Base Rate, which is defined as the highest of (i) the Prime Rate, (ii) the NYFRB Rate plus 0.50%, and (iii) one-month Term SOFR plus 1.00%, plus an applicable rate. The applicable rate varies across six pricing levels based on the Company’s total net leverage ratio. The applicable rate adjusts automatically upon delivery of required financial statements and compliance certificates and increases to the highest pricing level during the occurrence and continuation of an event of default.

The Credit Agreement includes a swingline sub-facility that allows Borrowers to request U.S. Dollar loans of up to an aggregate of $50 million, subject to each swingline lender’s individual swingline commitment. The Credit Agreement also includes a letter of credit sub-facility that permits the Borrowers to request letters of credit in multiple currencies up to a sub-cap of $50 million.

The Credit Agreement contains customary affirmative, negative, and financial covenants for an unsecured investment grade revolving credit facility, including reporting requirements, limitations on indebtedness, liens certain mergers and asset sales, and changes in business. The Credit Agreement also includes customary events of default, including non-payment, covenant breaches, cross-default, insolvency events, and change of control events.

In connection with the Credit Agreement, the Company repaid the remaining balances, including accrued interest, in full, on two of its borrowings: (1) a senior secured term note loan facility with a syndicate of financial institutions, entered into in April 2024 and subsequently amended in April 2025; and (2) a senior secured asset backed lending facility with Wells Fargo, entered into in March 2020 and subsequently amended in August 2022.

Under a separate Guarantee Agreement entered into on September 3, 2026 (the “Guarantee Agreement”), the Company and certain of its subsidiaries agree to guarantee the Borrowers’ obligations under the Credit Agreement. These guarantees cover all amounts owed under the facility and remain in place until the loans are repaid and the commitments are terminated. The guarantees are subject to customary legal limitations in certain jurisdictions and may be released if a subsidiary is sold or otherwise no longer required to provide support under the Credit Agreement.

The foregoing description of the Credit Agreement and the Guarantee Agreement do not purport to be complete and each is qualified in its entirety by reference to the full text of the Credit Agreement and the Guarantee Agreement, each of which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

The following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On September 8, 2026, the Company issued a press release titled “Doncasters Completes Debt Refinancing.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K and the accompanying press release contain forward-looking statements. Many statements included in these documents that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology. Forward-looking statements include, but are not limited to, statements about the impact of the debt refinancing and the ability to increase or extend the credit facility.

Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include: the risk that the anticipated reductions in annual interest expenses may not be realized or may be offset by changes in interest rates or currency fluctuations; the risk that the refinancing may not provide the anticipated increase in liquidity or financial flexibility; the possibility that one or more lenders may fail to provide their commitments under the revolving credit facility; the risk that the replacement of financing facilities may result in less favorable terms, covenants, or restrictions than currently anticipated; and the possibility that the revolving credit facility may not be extended or increased as anticipated due to a failure to satisfy customary conditions or otherwise; and the other factors set forth under “Risk Factors” detailed in the Company’s Prospectus filed pursuant to Rule 424(b) under the Securities Act, as amended, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 26,2026, as well as other filings the Company makes with the Securities and Exchange Commission. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this press release may not occur.

The forward-looking statements made in these documents relate only to events as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. The Company may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements and you should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Credit Agreement, dated as of September 3, 2026, among DPC Holdings PLC, Doncasters Limited and Doncasters Inc., as borrowers, the lenders party thereto, and Barclays Bank PLC, as administrative agent.
10.2*	Guarantee Agreement, dated as of September 3, 2026, among the Guarantors party thereto and Barclays Bank PLC, as administrative agent.
99.1	Press Release issued by DPC Holdings PLC on September 8, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Pursuant to Item 601(a)(5) of Regulation S-K promulgated by the SEC, certain schedules and attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2026	/s/ Helen Barrett-Hague
Helen Barrett-Hague
Chief Legal and Corporate Affairs Officer